Exhibit 10.2

INTERIM SERVICES AGREEMENT

This INTERIM SERVICES AGREEMENT is made effective as of this 17th day of November, 2004 by and between Robert L. Nelson (“Mr. Nelson”) a Minnesota resident and Ballistic Recovery Systems, Inc., a Minnesota corporation (“BRS”).

WHEREAS, BRS is in the business of developing, testing, manufacturing and marketing whole aircraft recovery parachute systems for use in the recreational and general aviation markets and some unmanned aircraft; and

WHEREAS, BRS wishes to engage Mr. Nelson to serve in the interim capacities of Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Secretary and President of BRS while it pursues a candidate (or candidates) to fill those positions on a permanent basis; and

WHEREAS, Mr. Nelson desires to serve in the interim capacities of CEO, CFO, Secretary and President of BRS as an independent consultant to the company;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                       Interim Services. Subject to all of the other terms and conditions contained herein, BRS retains Mr. Nelson for the term set forth herein to perform the functions of CEO, CFO, Secretary and President at the direction of the Board of Directors (the “Services”).

2.                                       Term.  The term of this Agreement shall be for a period of three months.  This Agreement shall automatically renew for one additional term of three months unless otherwise agreed to in writing by Mr. Nelson and BRS.

3.                                       Compensation.  As compensation for the Services rendered to BRS during the term of this Agreement, BRS shall pay to Mr. Nelson a monthly consulting fee equal to $11,000.00 per month (the “Consulting Fee”).  The Consulting Fee shall be payable monthly within 15 days of month end, or at such other times and in such other manner as BRS and Mr. Nelson shall agree.  The Consulting Fee shall be in addition to and independent of any fees or compensation owed to Mr. Nelson in his capacity as a director or Chairman of BRS.

4.                                       Expenses.  BRS shall reimburse Mr. Nelson for the reasonable and necessary expenses incurred in connection with performance of the Services in accordance with the written policies and procedures of BRS governing such expenses, upon presentation of appropriate vouchers for said expenses, provided that BRS has approved such expenses in advance.

5.                                       Independent Contractor Status.  This Agreement calls for the Services of Mr. Nelson, as an independent contractor, therefore the parties expressly agree that (a) their relationship is based on the understanding that Mr. Nelson is an independent contractor and is not an employee of BRS and no employment relationship is created hereby, (b) BRS shall not provide Mr. Nelson with any fringe benefits in connection with the Services provided hereunder, and (c) BRS has no responsibility for withholding taxes, social security withholding, worker’s compensation withholding, unemployment withholding or any similar taxes or charges attributable to Mr. Nelson arising from compensation paid to Mr. Nelson pursuant hereto.

6.                                       Indemnification.  Each party hereto shall indemnify and hold the other party harmless from and against any and all losses, claims, damages, liabilities, actions, causes of action, and the like arising directly or indirectly from, or which are related to, such indemnifying party’s performance under this Agreement.

7.                                       Miscellaneous.

(a)                                  This Agreement may not be modified, rescinded, limited or amended except by a written agreement signed by the parties hereto.

(b)                                 This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without regard to Minnesota law governing conflict of laws, even if one or more of the parties hereto may be a resident of, or domiciled in, any other state or country.

(c)                                  This Agreement contains the entire understanding of the parties with regard to all matters contained herein. This Agreement supersedes any prior agreements relating to Mr. Nelson’s service as a consultant to BRS.

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

BALLISTIC RECOVERY SYSTEMS,
INC.

By:
Darrell Brandt
Chairman of the Board of Directors

Robert L. Nelson